Exhibit 10.9

Execution Copy

AMENDED AND RESTATED EMPLOYMENT AGREEMENT

          This Employment Agreement (this “Agreement”) is entered into as of August 1, 2006 by and among Douglas A. Waugaman (“Executive”), Mobile Storage Group, Inc., a Delaware corporation (“Company”) and MSG WC Holdings Corp. (“Holdings”), a Delaware corporation.

          WHEREAS, the parties hereto are party to that certain Employment Agreement, by and among Company and Executive, dated as of January 20, 2006 (the “Original Agreement”);

          WHEREAS, Holdings, MSG WC Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of Holdings (the “Merger Sub”), Mobile Services Group, Inc., a Delaware corporation (“Mobile Services”), and Windward Capital Management, LLC, a Delaware limited liability company, are parties to that certain Agreement and Plan of Merger dated as of May 24, 2006 and as amended June 9, 2006, whereby, among other things, the Merger Sub shall merge with and into Mobile Services (the “Merger”) with Mobile Services surviving the Merger;

          WHEREAS, Company, a wholly-owned subsidiary of Mobile Services, desires Executive to continue to serve as President and Chief Executive Officer of Company following the Merger, and Executive desires to continue to serve as President and Chief Executive Officer of Company following the Merger for the term and upon the other conditions hereinafter set forth; and

          WHEREAS, the parties hereto desire to amend and restate the Original Agreement;

          NOW, THEREFORE, in consideration of the agreements and covenants contained herein, Executive and Company hereby agree as follows:

ARTICLE 1
Employment

          Section 1.1 Position; Term; Condition Precedent, Responsibilities. Company and Holdings shall employ Executive as its President and Chief Executive Officer for a term commencing on August 1, 2006 (the “Commencement Date”) and ending on the date that the term of employment is terminated pursuant to Article 3 (the “Termination Date”). The term of employment as prescribed in this Section 1.1 is hereinafter called the “Employment Period”. Subject to the powers, authorities and responsibilities vested in the Board of Directors of Company (the “Board”) and in duly constituted committees of the Board under the Delaware General Corporation Law and Company’s Certificate of Incorporation and Bylaws, Executive shall have the responsibilities assigned to him by the Board, including the execution of the business plans. Executive shall report directly to the Board. Executive shall also perform such other executive and administrative duties as Executive may reasonably be expected to be capable of performing on behalf of Company and its subsidiaries, as may from time to time be authorized or requested by the Board. Executive agrees to be employed by Company in all such capacities for the Employment Period, subject to all the covenants and conditions hereinafter set forth.

          Section 1.2 Faithful Performance. During the Employment Period, Executive shall perform faithfully the duties assigned to him hereunder to the best of his abilities and devote substantially all of his business time and attention to the transaction of the business of Company and its subsidiaries and not engage in any other business activities except with the approval of the Board. Executive covenants, warrants and represents to Company that he shall: (i) devote his best efforts to the fulfillment of his employment obligations; (ii) exercise the highest degree of loyalty and the highest ethical standards of conduct in the performance of his duties; and (iii) do nothing which Executive knows or should know will harm, in any way, the business or reputation of Company or any of its subsidiaries.

          Section 1.3 Board Participation. During the Employment Period, Executive shall serve as a member of the Board of Directors of both Holdings and Company (collectively, the “Boards”). Upon the termination or expiration of the Employment Period, Executive shall immediately resign as a member of the Boards.

ARTICLE 2
Compensation

          Section 2.1 Basic Compensation. As compensation for his services hereunder, Company shall pay to Executive during the Employment Period an annual salary of $350,000 (the “Base Salary”), payable in installments in accordance with Company’s normal payment schedule for senior management of Company, subject to payroll deductions as may be necessary or customary in respect of Company’s salaried employees and five percent of which, as contemplated by the Original Agreement, is paid in consideration for Executive having signed and being bound by the Employee Proprietary Information and Inventions Agreement. Executive’s annual salary in effect from time to time under this Section 2.1 is hereinafter called his “Basic Compensation”. Such Basic Compensation shall be determined on a pro rata basis for any period described in Article 3 that is not equal to 12 months.

          Section 2.2 Discretionary Incentive Compensation. Beginning with the 2007 fiscal year, an additional discretionary bonus of up to 100% of Base Salary may be paid to Executive upon the achievement of certain targeted financial results and operational and strategic objectives as determined by the compensation committee of the Board (the “Compensation Committee”) as part of each annual budget. Such targets and objectives shall be established in Company’s annual budget process, and any discretionary bonus payable hereunder shall be payable within 30 days after finalization of Company’s audited financial statements for the fiscal year with respect to which such targets or objectives relate, subject to final Compensation Committee approval. The Discretionary Bonus shall be determined on a pro rata basis for any period described in Article 3 that is not equal to twelve months. For the 2006 fiscal year, an additional discretionary bonus (the “FY2006 Bonus”) of up to 50% of Base Salary may be paid to Executive by Company in accordance with the terms of Company’s 2006 executive bonus plan, a copy of which is attached hereto as Exhibit A. The FY 2006 Bonus, if any, shall be payable within 30 days after finalization of Company’s audited financial statements for the 2006 fiscal year, subject to final Compensation Committee approval.

          Section 2.3 Other Employee Benefits. Executive shall be entitled as of the Commencement Date to participate in all employee benefit plans, including group health care and disability plans of Company, to take up to four weeks of paid time off for vacation and to receive all such fringe benefits (including 401(k) savings plan) as are from time to time made generally available to the senior management of Company. Company shall pay all costs of the participation of Executive and the immediate family of Executive in the group health care plan and dental plan of Company, except for payment of co-payments and deductibles, which shall be paid by Executive. During the Employment Period Company shall reimburse Executive for the cost of (i) annual premiums for life insurance policies not to exceed $5,000 per annum, (ii) the cost of disability insurance policy premiums not to exceed $10,000 per annum and (iii) professional dues and association fees not to exceed $2,000 per annum. Company shall pay Executive a car allowance of $450 per month.

          Section 2.4 Expense Reimbursements. Company shall reimburse Executive for all proper expenses reasonably incurred by him in the performance of his duties hereunder in accordance with the policies and procedures established by the Board, including, without limitation, reasonable travel and lodging expenses incurred by Executive during the Employment Period in connection with commuting between his residence in Arizona and the executive offices of Company. Company shall reimburse Executive for the following expenses, plus a gross up factor for all taxes incurred by Executive, during the Employment Period if Executive is required by Company to relocate from his primary residence in Arizona (“Relocation Expenses”): (i) commissions and closing costs incurred as a result of the sale of the primary residence of Executive, (ii) packing and moving costs incurred in connection with moving Executive and his immediate family, (iii) up to 30 days of temporary housing for Executive and his immediate family and (iv) fees and expenses incurred to finance the purchase of a new primary residence.

ARTICLE 3
Termination of Employment

          Section 3.1 Events of Termination.

                    (a) Termination for Cause, Breach of Article 4 or Voluntary Termination. In the event during the Employment Period there should occur any of the following: (i) “Cause” (as hereinafter defined) of Executive, (ii) the breach by Executive of Article 4 (as determined by the Board) or (iii) Executive chooses to terminate his employment with Company, the Board or Executive, as applicable, may elect to terminate Executive’s employment by written notice to the other party.

                    In the event the Board or Executive exercises its election to terminate Executive’s employment with Company pursuant to this Section 3.1(a), the Employment Period shall terminate effective with such notice, and Executive shall be entitled to receive: (1) any accrued but unpaid amounts under Section 2.1 (“Accrued Salary”), (2) a pro rata portion, based on the number of days worked in the year in which Executive’s employment is terminated, of the discretionary bonus, as contemplated by Section 2.2 (the “Discretionary Bonus”), for the year in which Executive’s employment is terminated based upon Company’s actual performance relative to the specified performance objectives established by the Compensation Committee for the fiscal year during which the termination of Executive’s employment occurs, such determination as to whether the specified performance objectives have been satisfied will be (x) made by the Board (excluding Executive if Executive is a member of the Board as of the Termination Date),

(y) based upon Executive’s achievement of the specified performance objectives for the relevant fiscal year and (z) to the extent appropriate, based upon Company’s audited financial statements for the relevant fiscal year (the “Prorated Annual Bonus”) and (3) any incurred but unreimbursed expenses under Section 2.4, in each case through the Termination Date less standard withholdings for tax and social security purposes (and except as otherwise provided). To the extent any Prorated Annual Bonus is payable under this Agreement, such amount will be paid at the same time as the Discretionary Bonus would have been paid had Executive’s employment not been terminated. Amounts due and payable to Executive under this Agreement following Executive’s termination of the nature described in clauses (1) - (3) above shall be paid in accordance with Company’s payroll procedures for senior management as if Executive’s employment had continued for such period.

                    (b) Termination for Disability, Without Cause, or for Good Reason. In the event during the Employment Period there should occur either: (i) a “Disability” (as hereinafter defined) of Executive or (ii) Good Reason, or the Board shall determine to terminate Executive without Cause, the Board or the Executive, as applicable, may elect to terminate Executive’s employment by written notice to the other party.

                    In the event the Board or Executive exercises its election to terminate Executive’s employment with Company pursuant to this Section 3.1(b), the Employment Period shall terminate effective with such notice, and Executive shall be entitled to: (1) receive any Accrued Salary, (2) receive the Prorated Annual Bonus, if any, (3) receive any incurred but unreimbursed expenses under Section 2.4, (4) receive payments equal to the Basic Compensation, as determined pursuant to Section 2.1, payable in monthly installments for a period of 18 months after the Termination Date (“Continuing salary”), (5) participate in Company paid or reimbursed insurance benefits described in Section 2.3 for a period of 18 months ending on the 18 month anniversary of the Termination Date, including but not limited to, life insurance, disability insurance and such benefits as may be required to be provided by Company under the Comprehensive Omnibus Budget Reconciliation Act (“COBRA”); provided, however, that Executive’s right to participate in insurance benefits shall terminate in the event Executive obtains new employment and has the ability to obtain comparable insurance benefits through such new employment (“Continuing Benefits”) and (6) participate at Executive’s expense in such benefits as may be required to be provided by Company under COBRA for a period of 18 months commencing on the 18 month anniversary of the Termination Date and ending 36 months after the Termination Date (“COBRA Benefits”). Amounts due and payable to Executive under this Agreement following Executive’s termination of the nature described in clauses (3) and (4) above are paid in partial consideration for Executive’s compliance with the covenants set forth in Section 4.1.

                    (c) Termination for Death. In the event of the death of Executive during the Employment Period, this Agreement shall be deemed immediately terminated and his Designated Successors shall be entitled to: (1) receive any Accrued Salary, (2) receive the Prorated Annual Bonus, if any, (3) receive any incurred but unreimbursed expenses under Section 2.4, (4) receive Continuing Salary, (5) receive Continuing Benefits; provided, that only those family members of Executive who were participating in any of the insurance benefits described in Section.2.3 on the Termination Date shall continue to participate in such insurance benefits (the “Eligible Family Members”), and (6) participate at the Eligible Family Members’ expense in COBRA Benefits.

          Section 3.2 Definitions of Certain Terms.

                    (a) “Cause” used in connection with the termination of employment of Executive shall mean a termination due to a finding by the Board in good faith that such Executive has (i) committed a felony or a crime involving moral turpitude, (ii) committed any other material act or omission involving dishonesty of fraud (A) with respect to Company or its subsidiaries or (B) materially adversely affecting the reputation or standing of Company or its subsidiaries, (iii) engaged in material acts constituting gross negligence or willful misconduct with respect to Company or its subsidiaries or (iv) materially or repeatedly breached a material Company policy established by the Board that is generally applicable to all employees of Company. Executive shall be given written notice that Company intends to terminate employment for Cause after which he shall have (x) 30 days to cure, if curable, the acts or omissions that serve as the basis for termination of employment and (y) the right to appear before the Board (with counsel if he so chooses) within such 30 day period in order to appeal the Board’s determination that Executive shall be terminated for Cause.

                    (b) “Designated Successors” shall mean such person or persons or the executors, administrators or other legal representatives of such person or persons (and in such order of priority) as Executive may have designated in a written instrument filed with the Secretary of Company.

                    (c) “Disability” shall mean (i) the inability of Executive to substantially render to Company the services required by Company under this Agreement for more than 90 days out of any consecutive 150-day period because of mental or physical illness or incapacity, as determined by a physician, mutually agreed upon by Executive (or Executive’s legal guardian or custodian, if applicable) and Company (a “Physician”), (ii) Executive being “totally disabled” or “permanently disabled” (or has a comparable condition, if applicable) as such terms are defined in Company’s long term disability insurance policy in effect at the time of such determination or (iii) Executive’s development of any illness that is likely to result in either death or a condition described in clause (ii) above, as determined by a Physician. The date of such Disability shall be on the last day of such 90-day period.

                    (d) “Good Reason” used in connection with the termination of employment by Executive shall mean a termination within 45 days following the date of, as applicable, (A) any of the following events or (B) the end of any cure period referenced below with respect to any of the following events:

                              (i) the assignment to Executive of any material duties that are materially inconsistent with Executive’s title and position, authority, duties or responsibilities as contemplated by Section 1.1 of this Agreement, or any other action by Company which directly results in a material diminution in such position, authority, duties or responsibilities, excluding for this purpose any isolated, insubstantial and inadvertent action not taken in bad faith and where such diminution, if curable, is not cured within 30 days after written notice thereof is provided by Executive;

                              (ii) a reduction in Executive’s Basic Compensation (provided, that an “across the board” reduction in Basic Compensation and/or bonus opportunities affecting all senior executive employees of Company on a substantially similar basis shall not constitute “Good Reason”) or opportunity to receive the Discretionary Bonus, which reduction is not related to any failure by Executive to satisfy certain targeted financial results and operational and strategic objectives as established by the Board and where such failure, if curable, is not cured within 30 days after written notice thereof is provided by Executive; or

                              (iii) a material breach by Company of its obligations under this Agreement and where such breach, if curable, is not cured within 30 days after written notice thereof is provided by Executive.

          Section 3.3 409A Considerations. Executive and Company agree to use commercially reasonable efforts to cooperate, including by restructuring the timing of payments under this Agreement, to avoid the imposition of any additional tax, penalty or interest charge under Section 409A in respect of payments to Executive under this Agreement.

ARTICLE 4
Non-Competition; Confidential Information

          Section 4.1 Non-Competition.

                    (a) From the date hereof until the date that is 18 months after the Termination Date (the “Non-Competition Period”), Executive:

                              (i) shall not engage, directly or indirectly, in any activities whether as employer, proprietor, partner, shareholder (other than the holder of less than 5% of the stock of a corporation, the securities of which are traded on a national securities exchange or in the over-the-counter market), director, officer, employee or otherwise, with any entity or person engaged, in competition with Company Business (as defined below) within the United States, the United Kingdom, Canada and any other country in which Company operates;

                              (ii) shall not solicit, directly or indirectly, any person who is a customer or supplier of Company, any of its affiliates or Holdings, MSG WC Acquisition Corp., Welsh, Carson, Anderson & Stowe X, L.P. (“WCAS X”) or WCAS Capital Partners IV, L.P. (together with WCAS X, “WCAS”) for the purpose of acquiring, marketing, leasing, renting or selling mobile or fixed storage containers, storage trailers, cartage trailers or modular offices (the “Company Business”); and

                              (iii) shall not induce or actively attempt to persuade any employee of Company, any of its affiliates or WCAS to terminate his employment relationship in order to enter into any competitive employment.

                    (b) Except as required by law, Executive shall not, at any time during the Employment Period, the Non-Competition Period or thereafter, make use of any confidential information of Company, WCAS or any of their respective affiliates, nor divulge any trade secrets or proprietary or confidential information of Company, WCAS or any of their respective affiliates (including, without limitation, information relating to customers, suppliers, contracts, business plans and developments, discoveries, processes, products, systems, know-how, books and records), except to the extent that such information becomes a matter of public record (other than as a result of disclosure by Executive), is published in a newspaper, magazine or other periodical available to the general public or as WCAS may so authorize in writing; provided, however, during the Employment Period Executive shall be permitted to make use of confidential information in the execution of his duties under this Agreement. When Executive shall cease to be employed by Company, Executive shall surrender to Company or WCAS all records and other documents obtained by him or entrusted to him during the course of his employment hereunder (together with all copies thereof) which pertain to the business of Company or WCAS or which were paid for by Company other than Executive’s counterparts of this Agreement and employment-related documents referred to herein.

                    (c) The covenants contained in clauses (i), (ii) and (iii) of Section 4.l(a) shall apply within all territories in which Company is actively engaged in the conduct of business during the Non-Competition Period.

                    (d) It is the desire and intent of the parties that the provisions of Sections 4.1(a) and 4.1(b) shall be enforced to the fullest extent permissible under the law and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any particular provision of Sections 4.1(a) or 4.1(b) shall be adjudicated to be invalid or unenforceable, such provision shall be deemed amended to delete therefrom the portion thus adjudicated to be invalid or unenforceable, such deletion to apply only with respect to the operation of such provision in the particular jurisdiction in which such adjudication is made. In addition, should any court determine that the provisions of Sections 4.1(a) or 4.1(b) shall be unenforceable with respect to scope, duration or geographic area, such court shall be empowered to substitute, to the extent enforceable, provisions similar hereto or other provisions so as to provide to Company and WCAS, to the fullest extent permitted by applicable law, the benefits intended by Sections 4.1(a) and 4.1(b).

                    (e) The covenants contained in Section 4.1(b) shall survive the conclusion of Executive’s employment by Company and/or his service as an officer of Company.

                    (f) If, at any time, Executive sells or transfers any securities of Company to Company or to any then-current shareholder of Company (a “Repurchase”), such Repurchase shall serve as additional consideration for Executive’s compliance with the restrictions during the Non-Competition Period provided for under this Section 4.1;

                    (g) In the event Executive violates any provision of this Agreement, the running of the time period of such provisions so violated shall be automatically suspended upon the date of such violation and shall resume on the date such violation ceases and all appeals, if any, are resolved.

                    (h) Executive acknowledges and agrees that the covenants, obligations and agreements of Executive contained herein relate to special, unique and extraordinary matters and that a violation of any of the terms of such covenants, obligations or agreements shall cause Company and its successors irreparable injury for which adequate remedies are not available at law. In the event of a breach or threatened breach by Executive of any provision of this Section 4.1, Company and its successors, without proving actual damages shall be entitled to seek an injunction (without the requirement to post bond) restraining Executive from (a) soliciting or interfering with employees, consultants, independent contractors, customers or suppliers of Company, its affiliates or their respective successors, (b) disclosing, in whole or in part, the private, secret and confidential information described herein, or from rendering any services to any person, firm, corporation, association or other entity to whom such information has been disclosed, or is threatened to be disclosed, (c) engaging, participating or otherwise being connected with any arrangement in competition with Company’s business of leasing and selling storage containers, storage trailers, cartage trailers and mobile offices or (d) otherwise violating the provisions of this Section 4.1. Nothing herein contained shall be construed as prohibiting Company or its successors from pursuing any other remedies available to it or them for such breach or threatened breach, including without limitation the recovery of damages from Executive.

                    (i) Executive acknowledges and agrees that (i) he has and will have a prominent role in the management, and the development of the goodwill, of Company and its affiliates and has and will establish and develop relations and contacts with the principal customers and suppliers of Company and its affiliates in the United States and the rest of the world, if any, all of which constitute valuable goodwill of, and could be used by Executive to compete unfairly with, Company and its affiliates, (ii) Executive has obtained confidential and proprietary information and trade secrets concerning the business and operations of Company and its affiliates in the United States and the rest of the world that could be used to compete unfairly with Company and its affiliates, (iii) the covenants and restrictions contained herein are intended to protect the legitimate interests of Company and its affiliates in their respective goodwill, trade secrets and other confidential and proprietary information and (iv) Executive desires to be bound by such covenants and restrictions.

                    (j) Executive represents that his economic means and circumstances are such that the provisions of this Agreement, including the restrictive covenants herein, will not prevent him from providing for himself and his family on a basis satisfactory to him and them.

                    (k) If Executive raises any question as to the enforceability of any part or terms of this Agreement, including, without limitation, the restrictive covenants contained herein, Executive agrees that he will comply fully with this Agreement unless and until the entry of an award to the contrary.

ARTICLE 5
Miscellaneous

          Section 5.l Notices. Any notice or request required or permitted to be given hereunder shall be sufficient if in Writing and delivered personally or sent by registered or certified mail, return receipt requested, as follows: if to Executive, to his address as set forth in the records of Company, and if to Company, to Company’s address hereinabove set forth, or to any other address designated by either party by notice similarly given. Such notice shall be deemed to have been given upon the personal delivery or such mailing thereof, as the case may be.

          Section 5.2 Survival. Sections 3.1 and 4.1 and Article 5 of this Agreement shall survive and continue in full force in accordance with their respective terms notwithstanding the expiration or termination of the Employment Period.

          Section 5.3 Authority; No Conflict. Executive represents and warrants to Company that he has full right and authority to execute and deliver this Agreement and to comply with the terms and provisions hereof and that the execution and delivery of this Agreement and compliance with the terms and provisions hereof by Executive will not conflict with or result in a breach of the terms, conditions or provisions of any agreement, restriction or obligation by which Executive is bound.

          Section 5.4 Assignment and Succession. The rights and obligations of Company under this Agreement shall inure to the benefit of and be binding upon its respective successors and assigns, and Executive’s rights and obligations hereunder shall inure to the benefit of and be binding upon his Designated Successors. Executive may not assign any obligations or responsibilities he has under this Agreement.

          Section 5.5 Headings. The Article, Section, paragraph and subparagraph headings are for convenience of reference only and shall not define or limit the provisions hereof.

          Section 5.6 Tax Withholding. Company may withhold from any amounts payable under this Agreement all Federal, state, city or other taxes as may be required pursuant to any law, regulation or ruling.

          Section 5.7 Applicable Law. This Agreement shall at all times be governed by and construed, interpreted and enforced in accordance with the internal laws (as opposed to conflict or choice of laws provisions) of the State of Delaware. Each party hereto irrevocably submits to the exclusive jurisdiction of any state or Federal court located within the State of Arizona for the purposes of any suit, action or other proceeding arising out of this Agreement or any transaction contemplated hereby, and agrees to commence any such action, suit or proceeding only in such courts. Each party further agrees that service of any process, summons, notice or document by U.S. registered mail to such party’s respective address set forth herein shall be effective service of process for any such action, suit or proceeding. Each party irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby in such courts, and hereby irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

          Section 5.8 Waiver. No waiver of any right or remedy of either party hereto under this Agreement shall be effective unless in writing, specifying such waiver, executed by such party. A waiver by either party hereto of any of its rights or remedies under this Agreement on any occasion shall not be a bar to the exercise of same right or remedy on any subsequent occasion or of any other right or remedy at any time.

          Section 5.9 Amendment or Modification. This Agreement may be amended, altered, or modified only by writing, specifying such amendment, alteration or modification, executed by all of the parties.

          Section 5.10 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which shall constitute the same instrument.

          Section 5.11 Entire Agreement. This Agreement constitutes the entire Agreement between the parties regarding the subject matter hereof, and supersedes all prior or contemporaneous negotiations, understandings or agreements of the parties, whether written or oral, with respect to such subject matter.

          Section 5.12 Section 280G. Holdings represents and warrants that persons holding more than 75% of the voting power of Holdings have, prior to the Commencement Date, approved the payments and benefits payable to Executive under this Agreement and the award agreement (the “Option Agreement”) entered by and between Executive and Holdings pursuant to the MSG WC Holdings 2006 Stock Option Plan in accordance with the requirements under Section 280G(b)(5)(B) of the Code. Anything in this Agreement to the contrary notwithstanding except the following sentence, in the event it shall be determined that any payment or distribution in the nature of compensation (within the meaning of Section 280G(b)(2) of the Code) to or for the benefit of Executive, whether paid or payable pursuant to this Agreement (including, without limitation, the accelerated vesting of equity awards held by Executive) or otherwise, would be subject to the excise tax imposed by Section 4999 of the Code (the “280G Payments”), then Executive shall be entitled to receive an additional payment (the “Gross-Up Payment”) in an amount such that, after payment by Executive of all taxes (and any interest or penalties imposed with respect to such taxes), including, without limitation, any income taxes (and any interest and penalties imposed with respect thereto) and excise tax imposed upon the Gross-Up Payment, Executive retains an amount of the Gross-Up Payment equal to the excise tax imposed upon the 280G Payments. If (x) WCAS together with its affiliates controls in excess of fifty percent (50%) of the voting power of Holdings, (y) persons holding at least 75% of the voting power of Holdings request Executive to waive his rights to any payments that would give rise to the imposition of the excise tax under Section 4999 of the Code in order to subject them to the shareholder vote required by Section 280G and applicable Treasury Regulations thereunder, and (z) Executive refuses to waive his entitlement as requested, then Executive shall be entitled to an amount equal to one-half of the Gross-Up Payment.

          Section 5.13 Stock Appraisal Rights. If upon termination of Executive’s employment, Holdings or a designee thereof exercises its option to repurchase all or any part of Executive’s shares of capital stock in Company (the “Common Stock”) held or owned by Executive or Executive’s Permitted Transferees (as defined in the Stockholders Agreement, dated August 1, 2006, between the Company and certain stockholders signatory thereto (as amended, restate or supplemented from time to time)), Holdings shall repurchase such Common Stock at the Fair Market Value. For purposes of this Section 5.13, “Fair Market Value” of a share of Common Stock means, as of the date in which Fair Market Value is to be determined, the average of the officially-quoted closing selling prices of the Common Stock (or if no selling prices are quoted, the bid price) on the principal securities exchange or market on which the Common Stock is then listed for trading (the “Market”) for the 30 trading days immediately prior to the date in question or, if the Common Stock is not then listed ox quoted in the Market, the Fair Market Value shall be the fair value of the Common Stock determined in good faith by the Board of Directors of Holdings (the “Holdings Board”) using any reasonable method; provided, however, that when shares received upon exercise of an option are immediately sold in the open market, the net sale price received may be used to determine the Fair Market Value of any shares used to pay the exercise price or applicable withholding taxes and to compute the withholding taxes; further provided, however, that the Holdings Board shall:

          (A) give due consideration to such factors as it deems appropriate, including, but not limited to, the earnings and other financial and operating information of Company in recent periods, the potential value of Company as a whole, the future prospects of Company and the industries in which it competes, the history and management of Company, the fair market value of securities of companies engaged in businesses similar to those of Company, and any recent valuation of the Common Stock that shall have been performed by an independent valuation firm;

          (B) not give effect to any restrictions on transfer or lack of marketability, reduce the value for any control premium that might otherwise be available, or take into account the fact that stock options or shares of Common Stock would represent a minority interest;

          (C) value the Senior Unsecured Notes and Mezzanine Notes (both such terms as defined in the Credit Agreement, dated as of August 1, 2006, by and among certain financial institutions, Mobile Storage, Mobile Services and Holdings) based solely on the liquidation preference, accrued and unpaid dividends as of the date of determination.

          If Executive or any Permitted Transferee disagrees with the determination of the Fair Market Value by the Board of Directors, Executive or such Permitted Transferee, as applicable, must notify the Board of Directors within 30 days of the receipt of notice of such value, and the parties shall attempt to agree on Fair Market Value for a period of 30 days. If the parties are unable to reach an agreement, each of them shall within ten (10) days nominate an independent appraiser skilled in valuing securities similar to the Common Stock, and the two (2) appraisers so nominated shall appoint a third appraiser within ten (10) days. The third appraiser shall determine the Fair Market Value, and such determination shall he conclusive and binding on all parties. Each party shall bear the costs for the independent appraiser that it appoints. If the Fair Market Value as determined by the third appraiser is equal to one hundred and ten percent (110%) (the “110% Threshold”) or greater of the Fair Market Value as determined by the Holdings Board, then Holdings shall bear the costs for the third appraiser, and if the Fair Market Value as determined by the third appraiser is less than the 110% Threshold, then Executive shall bear the costs for the third appraiser.

          IN WITNESS WHEREOF, Company has caused this Agreement to be signed by its respective duly authorized officer and Executive has signed this Agreement as of the day and year first above written.

EXECUTIVE

Douglas A. Waugaman

COMPANY

MOBILE STORAGE GROUP, INC.

By:

Name: Christopher A. Wilson
Title: Assistant Secretary

Signature Page to Waugaman Employment Agreement

          IN WITNESS WHEREOF, Company has caused this Agreement to be signed by its respective duly authorized officer and Executive has signed this Agreement as of the day and year first above written.

EXECUTIVE

Douglas A. Waugaman

COMPANY

MOBILE STORAGE GROUP, INC.

By:

Name: Christopher A. Wilson
Title: Assistant Secretary

Signature Page to Waugaman Employment Agreement

          IN WITNESS WHEREOF, Company has caused this Agreement to be signed by its respective duly authorized officer and Executive has signed this Agreement as of the day and year first above written.

EXECUTIVE

Douglas A. Waugaman

COMPANY

MOBILE STORAGE GROUP, INC.

By:

Name: Christopher A. Wilson
Title: Assistant Secretary

Signature Page to Waugaman Employment Agreement